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                                                                        EX-10.3A

                       RESIGNATION OF EMPLOYMENT AGREEMENT


                  This Resignation of Employment Agreement (this "AGREEMENT") is entered into as of February 10, 1998, by and among William T. Schram (the "EXECUTIVE"), Sovereign Specialty Chemicals, L.P., a Delaware limited partnership ("SOVEREIGN"), Sovereign Chemicals Corporation, a Delaware
corporation ("SCC") and Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "COMPANY").


                                   WITNESSETH:

                  WHEREAS, SCC, Sovereign and Executive are parties to an Employment Agreement dated March 31, 1996 (the "EMPLOYMENT AGREEMENT") (which Agreement has now been assigned to the Company);

                  WHEREAS, the Executive currently serves as Vice President-Administration of the Company and SCC;

                  WHEREAS, Sovereign, SCC, the Company and the Executive desire to enter into an agreement to provide for the terms and conditions by which the Executive's employment with the Company and SCC will cease as of February 10, 1998 (the "RESIGNATION DATE").

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I
                       TERMS AND CONDITIONS OF RESIGNATION


              1.1 RESIGNATION OF EXECUTIVE. Sovereign, SCC, the Company and the Executive hereby agree that the employment of Executive as Vice
President-Administration of the Company and SCC shall cease as of the Resignation Date. In addition, Executive hereby resigns as a director of Sovereign Specialty Chemicals (s) PTE Ltd.

              1.2 SEVERANCE PAY FOR EXECUTIVE. The parties hereto agree that Executive's termination pursuant to this Agreement shall be deemed to be a termination of Executive without cause pursuant to Section 4(b) of the Employment Agreement. As a result, Executive shall be entitled to and Sovereign and the Company shall pay severance pay ("SEVERANCE PAY") equal to Executive's base salary for a period of one year. The Severance Pay shall be paid by Sovereign or the Company to the Executive on a monthly basis beginning on the first day of the first month following the Resignation Date by check mailed to Executive's home address.


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              1.3 BONUSES AND BENEFITS.

                  (a) Until February 28, 1999, Executive will be entitled to continue to receive and Sovereign or the Company shall provide all health, insurance and disability plans and programs, if any, required to be provided by the Company to Executive under the Employment Agreement. If Executive so desires, Executive will receive COBRA coverage after such time period at Executive's expense.

                  (b) Executive will also be entitled to outplacement services at the Company's expense from Manchester Associates for a period of one year (an aggregate cost of $12,000).

              1.4 CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him during the course of his employment with the Company concerning the business or affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own benefit any of such information, observations or data without the Company's prior written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public otherwise than as a result of the Executive's acts or omissions. Executive agrees to deliver to the Company upon resignation of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates which he may then possess or have under his control and agrees not to remove any assets or items from the business other than their personal effects.

              1.5 STATUS OF AGREEMENTS. Except for the provisions of Sections 5, 6, and 7 of the Employment Agreement which shall remain in full force and effect, the Employment Agreement is hereby terminated effective as of March 1, 1998.

              1.6 MUTUAL RELEASE.

                  (a) Except as set forth in Section 1.8 (and the agreements referenced therein) and the Redemption Agreement referenced in Section 2.2(c), or except as otherwise set forth herein, Executive on the one hand and the Company and Sovereign on the other hand, hereby remise, release and forever discharge the other and their successors, assigns and affiliates from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, contracts, controversies, agreements, liabilities, promises, damages, judgments, claims or demands of whatsoever kind or nature, in law or in equity which either the Executive on the one hand and the Company and Sovereign on the other hand, may have against the other from the beginning of the world to the date hereof.

                  (b) These releases shall include, by way of example and not limitation, all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind which arise out of, relate, or are based on (i) Executive's employment with the Company or the termination thereof, (ii) statements, acts or omissions by Company and its agents (whether actual or apparent), employees and representatives whether in their individual or


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representative  capacities,  (iii)  express  or  implied  agreements between the parties, and (iv) the Civil Rights Acts of 1866, 1964, and 1991, the Employee's Income Retirement Security Act of 1974, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and all other state and federal statutes.

              1.7 WARRANTIES.

                  (a) Warranties. Executive warrants and represents as follows:

                      (i) He has read this Agreement, and agrees to the conditions and obligations set forth in it;

                      (ii) He has had a reasonable time to consider the terms of this Agreement and after being advised by Company to seek legal counsel;

                      (iii) He has had 21 days in which to consider the Agreement, and, if he executes this Agreement less than 21 days from receipt, it is with the understanding that he had the full 21 days available if he so desired;

                      (iv) He may revoke this  Resignation  Agreement for 7 days following his execution, and this Agreement shall not become enforceable and effective until 7 days after such execution;

                      (v) He has not  assigned  any of his  rights or  interests under this Agreement, the Employment Agreement, or any other agreement or arrangement between either of them and the Company or Sovereign;

                      (vi) He voluntarily  executes this Agreement  after having had full opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of Company including the officers, agents and attorneys for Company; and

                      (vii) He has full and  complete  legal  capacity  to enter into this Agreement.

                  (b) WARRANTIES. Sovereign and the Company each warrants and represents as follows:

                      (i) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Sovereign and the Company, and the Agreement has been duly and validly executed and delivered by Sovereign and the Company and it constitutes the valid and binding obligation of Sovereign and the Company, enforceable in accordance with its terms, and


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                      (ii) Neither  Sovereign,  SCC nor the Company has assigned any of their rights or interests under this Agreement, the Employment Agreement or any other agreement or arrangement between either of them and the Executive.

              1.8 CONTINUATION OF AGREEMENTS. This Agreement shall not affect Executive's rights, duties and obligations under the Executive Securities Agreement dated March 31, 1996 or any other agreement with respect to Executive's ownership interests in the Partnership or SCC.



                                   ARTICLE II
                              CONDITIONS TO CLOSING


              2.1 EXECUTIVE'S CONDITIONS TO CLOSING. The obligation of the Executive to consummate the transactions to be performed by him pursuant to this Agreement is subject to satisfaction or waiver of the following conditions:

                  (a) the warranties set forth in Section 1.7(b) above shall be true and correct in all material respects at and as of the Resignation Date.

              2.2 SOVEREIGN'S, SCC'S AND THE COMPANY'S CONDITIONS TO CLOSING. The obligations of the Sovereign, SSC and the Company to consummate the transactions to be performed by them in connection with this Agreement is subject to satisfaction or waiver of the following conditions:

                  (a) The warranties set forth in Section 1.7(a) above shall be true and correct in all material respects at and as of the Resignation Date;

                  (b) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect); and

                  (c) The Executive shall have delivered to the Company, SSC and to Sovereign an executed Redemption Agreement, substantially in the form of Exhibit A attached hereto, on or prior to the Resignation Date.


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                                   ARTICLE III
                               GENERAL PROVISIONS


              3.1 NOTICES. Any notice provided for in this Agreement must be in writing and must be delivered to the recipient at the address below indicated:

                  To the Company:

                           c/o Sovereign Specialty Chemicals, Inc.
                           Suite 2200
                           West Washington Street
                           Chicago, Illinois 60606
                           Tel:  (312) 419-7100
                           Fax:  (312) 419-7145
                           Attn:    Chief Executive Officer

                  With Copies to:

                           Hogan & Hartson, L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Tel:     (202) 637-5771
                           Fax:     (202) 637-5910
                           Attn:    Christopher J. Hagan, Esq.

                  To the Executive:

                           William T. Schram
                           183 South Grace
                           Elmhurst, Illinois 60126
                           Tel:  (630) 832-6327
                           Fax: (630) 832-0734


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given five (5) business days after mailing by first class mail, certified return receipt requested, one business day after delivery to a receipted courier for next business day delivery, or upon transmission by telex or facsimile.

              3.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or


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any other  jurisdiction,  but this  Agreement  will be reformed,  construed  and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

              3.3 COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

              3.4 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

              3.5 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, SCC and Sovereign and their respective successors and assigns, except that Executive may not assign any of his rights or obligations under Article I.

              3.6 CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.











                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement on the day and year first above written.


                            EXECUTIVE:


                             /s/ William T. Schram
                            ____________________________________________________
                            William T. Schram


                            SOVEREIGN SPECIALTY CHEMICALS, INC.:



                            By: /s/ Robert B. Covalt
                            ____________________________________________________
                                  Name:    Robert B. Covalt
                                  Title:   President and Chief Executive Officer


                            SOVEREIGN CHEMICALS CORPORATION:



                            By: /s/ Robert B. Covalt
                            ____________________________________________________
                                  Name:    Robert B. Covalt
                                  Title:   President and Chief Executive Officer


                            SOVEREIGN SPECIALTY CHEMICALS, L.P.:

                            By:   Sovereign Chemicals Corporation, its
                                  general partner



                            By: /s/ Robert B. Covalt
                            ____________________________________________________
                                 Name:     Robert B. Covalt
                                 Title:    President and Chief Executive Officer


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